Exhibit 99.(27)(d)(3)

ASPIDA LIFE INSURANCE COMPANY (the “Company”) Administrative Office: [2327 Englert Drive Durham, NC 27713] [833.4.ASPIDA] [www.aspida.com]

PERFORMANCE LOCK BENEFIT RIDER

This Rider is made a part Your Contract to which it is attached and is effective on the Contract Effective Date referenced on the Rider Data Section. All terms capitalized, but not defined herein, have the meaning prescribed to them in Your Contract. In case of a conflict between the terms of this Rider and the terms of the Contract, the terms of this Rider will control.

The purpose of this rider is to provide an option to lock in the Indexed Strategy Value for any Indexed Strategy listed in the Rider Data Section.

DEFINITIONS

Performance Lock Date – The Business Day on which We process a Performance Lock.

PERFORMANCE LOCK BENEFIT

Performance Lock allows You to lock in the Strategy Value at the Interim Value on the Performance Lock Date. Following the Performance Lock Date, any Strategy Value for which Performance Lock has been exercised will remain in the Crediting Rate Strategy until the Contract Anniversary as described in the Changes to Your Contract section below.

After the Performance Lock Date, Your Strategy Value will be reduced by any amount withdrawn and by any rider charge assessed, including any applicable Withdrawal Charges and taxes payable by Us that were not previously deducted.

Once a Performance Lock has been exercised, You will no longer participate in any gains or losses associated with changes to the Interim Value.

When can I exercise a Performance Lock?

Performance Lock may be exercised for any, all, or none of the Indexed Crediting Rate Strategies shown on the Rider Data Section, for which there are current allocations.

A Performance Lock may be exercised at different times for each Indexed Crediting Rate Strategy during their respective Strategy Periods. A Performance Lock can only be exercised once per Strategy Period for each Indexed Crediting Rate Strategy. You may choose to exercise Performance Lock again for the new Strategy Period.

Performance Lock may only be exercised for the entire Indexed Strategy Value.

How do I exercise a Performance Lock?

The following methods to exercise Performance Lock are available to You. We reserve the right to discontinue offering any method of exercising Performance Lock at any time, however, at least one method of exercising Performance Lock will always be available to You.

Submitting a Request for a Performance Lock

Our Administrative Office must approve Your Request to exercise Performance Lock.

If Your Request to exercise Performance Lock is received on a non-Business Day or after close of a

ICC24R-2028	Page 1	[reserved]

Business Day, the Request to exercise a Performance Lock will be deemed to be received on the next Business Day. Any Performance Lock Requests must be received and approved by Us by on or before the fourth to last Business Day of the Strategy Period to be effective for that Strategy Period.

The Performance Lock Date will be the Business Day Your Request to exercise a Performance Lock is received. Since the Interim Value is calculated at the end of the Business Day that we receive Your Request, You may lock in an Interim Value that is either less or more than it was at the time You submitted Your Request.

Once You Request to exercise a Performance Lock for a given Indexed Crediting Rate Strategy, it cannot be reversed for the Strategy Period.

Setting a threshold to exercise Performance Lock

You may set a separate threshold for each Indexed Crediting Rate Strategy. On each Business Day on or prior to the fourth to last Business Day of the Strategy Period, We will compare the threshold to the Interim Value calculated at the end of that Business Day divided by the Strategy Base Value minus 1. If the result of that calculation is greater than or equal to the threshold target set for that Indexed Crediting Rate Strategy, this will trigger a Performance Lock.

The Performance Lock Date will be the Business Day on which any threshold was triggered. We must receive and approve Your Request to set a threshold by 4:00 pm Eastern time on that Business Day. If Your Request to set a threshold is received on a non-Business Day or after close of a Business Day, the Request to set a threshold will be deemed to be received on the next Business Day.

You must set, cancel, or change Your threshold prior to a Performance Lock being triggered. Once a threshold is reached or exceeded, Performance Lock will be exercised and cannot be changed for that Strategy Period.

CHANGES TO YOUR CONTRACT

On the Performance Lock Date, the following changes will be made to any Indexed Crediting Rate Strategy upon which Performance Lock has been exercised.

On the Performance Lock Date, the Strategy Value equals the Interim Value calculated at the end of the Business Day. The Strategy Value will remain in the Indexed Crediting Rate Strategy.

On any day after the Performance Lock Date until the end of the Strategy Period, the Strategy Value equals:

(1)	The Strategy Value at the end of the previous day; minus
(2)	Any Withdrawals attributable to the Strategy Value since the previous day; minus
(3)	Any Withdrawal Charges, applicable rider charges, taxes or fees attributable to the Strategy Value since the previous day.

On the next Contract Anniversary after a Performance Lock was exercised, the Strategy Value may be allocated as indicated in the “How do I reallocate?” section of Your Contract.

RIDER TERMINATION

This Rider will terminate on the date on which the earliest of the following events occurs:

(1)	The Termination of Your Contract for any reason, including the full surrender of Your Contract or the payment of a Death Benefit;
(2)	The commencement of payments under an Annuitization Option.

ICC24R-2028	Page 2	[reserved]

RIDER CHARGES

There are no rider charges assessed for this Rider.

[

]

[Secretary]

ICC24R-2028	Page 3	[reserved]

RIDER DATA SECTION

PERFORMANCE LOCK BENEFIT RIDER

Rider Effective Date:	[Contract Effective Date]

Index Name	Indexed Crediting Rate Strategy
[S&P-500®]

[1yr 10% Buffer Cap]
[1yr 20% Buffer Cap]
[1yr No Downside Risk/Zero Floor Cap]
[1yr 10% Floor Cap]
[1yr Performance Trigger]
[3yr 10% Buffer Cap]
[3yr 20% Buffer Cap]
[6yr 10% Buffer Par]
[6yr 20% Buffer Par ]

[6yr No Downside Risk/Zero Floor Par]

[Nasdaq-100®]

[1yr 10% Buffer Cap]
[1yr 20% Buffer Cap]
[1yr No Downside Risk/Zero Floor Cap]
[1yr 10% Floor Cap]
[1yr Performance Trigger]
[3yr 10% Buffer Cap]
[3yr 20% Buffer Cap]
[6yr 10% Buffer Par]
[6yr 20% Buffer Par  ]

[6yr No Downside Risk/Zero Floor Par]

[Russell 2000]	[1yr 10% Buffer Cap] [1yr 20% Buffer Cap] [1yr Performance Trigger] [3yr 10% Buffer Cap] [3yr 20% Buffer Cap] [6yr 10% Buffer Par] [6yr 20% Buffer Par ]
[MSCI EAFE]	[1yr 10% Buffer Cap] [1yr 20% Buffer Cap] [1yr Performance Trigger] [3yr 10% Buffer Cap] [3yr 20% Buffer Cap] [6yr 10% Buffer Par] [6yr 20% Buffer Par ]

ICC24R-2028	Page 4 (continued)	[reserved]

DATA SECTION

Contract Number	Contract Effective Date	Contract Type

[123456789]	[September 25, 2019]	[Non-Qualified]

Owner	Joint Owner	Annuitant

[Jane Doe]	[John Doe]	[John Doe]

Date of Birth	Date of Birth	Date of Birth

[4/15/1977]	[4/15/1977)	Age [45] Sex [ Male]

Single Premium Payment	Minimum Guaranteed Interest Rate for Annuitization

[$30,000]	[1.00%]

Maturity Date	Payout Option Basis Table

[September 25, 2089]	[2012 IAR Mortality Table (gender distinct ANB) w/scalars & G2 applied]

Maturity Age	Additional Report Fee / Duplicate Contract Fee

[115]	[$25] / [$25]

Withdrawal Charge Schedule
[	Contract Year	1	2	3	4	5	6	7	8	9	10
	Withdrawal Charge Percentage										]
		7.0%	7.0%	6.0%	5.0%	4.0%	3.0%	0.0%	0.0%	0.0%	0.0%

Minimum Contract Value allowed on the Contract Effective Date:

[$25,000] Minimum Contract Value allowed after the Contract Effective Date: [$5,000]

Minimum Indexed Strategy Allocation [$2,000]

Minimum Guaranteed Surrender Value (MGSV)

On the Contract Effective Date, the MGSV is equal to any amount allocated to the Fixed Crediting Rate Strategy multiplied by [87.5]%.

Any day after the Contract Effective Date the MGSV is equal to:

1.	The MGSV on the previous day; plus
2.	The amount of any allocations to the Fixed Crediting Rate Strategy since the previous day multiplied by [87.5%]; less
3.	The pro-rata amount of allocations from the Fixed Crediting Rate Strategy since the previous day; less
4.	Any Withdrawals associated with the Fixed Crediting Rate Strategy, excluding any charges or adjustments, requested by You; since the previous day; plus
5.	[Interest credited at [1%] annual effective rate on any funds allocated to the Fixed Crediting Rate Strategy .]

The paid-up annuity, Cash Surrender Values and Death Benefit available under this Contract are not less than the minimum benefits required by the NAIC Standard Nonforfeiture Law for Individual Annuities, Model #805. These minimum benefits will be calculated using the nonforfeiture interest rate consistent with the minimum nonforfeiture interest rate prescribed in state statute for the state in which the policy is delivered or issued for delivery. A detailed description of the method by which these values are computed has been filled with the Interstate Insurance Product Regulation Commission (IIPRC).

[Free Withdrawal and
Eligibility Dates]

[Required Minimum Distribution (RMD):	Available [30 days] after the Contract Effective Date]

[Free Withdrawal:

Available [1 Year] after the Contract Effective Date, up to [10%] of the Contract Value, per Contract Year, on the prior Contract Anniversary, and a minimum of

[$100] per Request. Any RMD taken is included as part of this option.]

[Nursing Home Withdrawal:	Available [1 Year] after the Contract Effective Date and limited to [100%] of the Contract Value.]

[Terminal Illness Withdrawal:	Available [1 year] after the Contract Effective Date and limited to [100%] of the Contract Value.]

You may contact the Insurance Department in the State in which this Contract is issued at [(XXX) XXX-XXXX]

ICC24DS-RILA1015	Page 3

CREDITING RATE
STRATEGY(IES)

Fixed Interest Strategy(ies)

Strategy Period:	[ 1 Year]
Allocation Percentage:	[10%]
Initial Allocation Amount:	[$20,000]
Initial Fixed Crediting Rate:	[3.25%]
Minimum Guaranteed Fixed Crediting Rate:	[0.25%]

The Strategy Interest for the Fixed Interest Strategy(ies) is compounded and credited daily to the Fixed Strategy Value.

Point-to-Point Cap Strategy(ies) with Buffer Percentage
Index: [S&P 500®]
Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Cap Rate	Buffer Percentage	Minimum Guaranteed Index Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Index: [Nasdaq-100]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Cap Rate	Buffer Percentage	Minimum Guaranteed Index Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

ICC24CRS-RILA1015	Page 4

[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Index: [Russell 2000]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Cap Rate	Buffer Percentage	Minimum Guaranteed Index Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Index: [MSCI EM]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Cap Rate	Buffer Percentage	Minimum Guaranteed Index Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Point-to-Point Cap Strategy(ies) With Annual Buffer Percentage
Index: [S&P 500®]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Cap Rate	Buffer Percentage	Minimum Guaranteed Index Cap Rate

[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Index: [Nasdaq-100]

ICC24CRS-RILA1015	Page 4

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Cap Rate	Buffer Percentage	Minimum Guaranteed Index Cap Rate

[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Point-to-Point Cap Strategy(ies) with Floor Percentage
Index: [S&P 500®]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Cap Rate	Floor Percentage	Minimum Guaranteed Index Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[0]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Index: [Nasdaq-100]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Cap Rate	Floor Percentage	Minimum Guaranteed Index Cap Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[0]%	[1.0]%
[1]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%

Point-to-Point Participation Strategy(ies) with Buffer Percentage
Index: [S&P 500®]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Participation Rate	Buffer Percentage	Minimum Guaranteed Index Par Rate

[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Index: [Nasdaq-100]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Participation Rate	Buffer Percentage	Minimum Guaranteed Index Par Rate

[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

ICC24CRS-RILA1015	Page 4

Index: [Russell 2000]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Participation Rate	Buffer Percentage	Minimum Guaranteed Index Par Rate

[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[3]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-10]%	[1.0]%
[6]	[30]%	$ [1,000,000.00]	[7.75]%	[-20]%	[1.0]%

Trigger Strategy(ies) with Buffer Percentage
Index: [S&P 500®]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Tigger Rate	Trigger Threshold	Buffer Percentage	Minimum Guaranteed Index Trigger Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[10]%	[-10]%	[1.0]%

Index: [Nasdaq-100]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Tigger Rate	Trigger Threshold	Buffer Percentage	Minimum Guaranteed Index Trigger Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[10]%	[-10]%	[1.0]%

Index: [Russell 2000]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Tigger Rate	Trigger Threshold	Buffer Percentage	Minimum Guaranteed Index Trigger Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[10]%	[-10]%	[1.0]%

Index: [MSCI EM]

Strategy Period (years)	Allocation Percentage	Initial Allocation Amount	Index Tigger Rate	Trigger Threshold	Buffer Percentage	Minimum Guaranteed Index Trigger Rate

[1]	[30]%	$ [1,000,000.00]	[7.75]%	[10]%	[-10]%	[1.0]%

ICC24CRS-RILA1015	Page 4

[The S&P 500® is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Aspida Life Insurance Company (Aspida). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Aspida. It is not possible to invest directly in an index. Aspida’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Aspida’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Aspida’s Product(s) particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Aspida with respect to the S&P 500® is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Aspida or the Aspida’s Product(s). S&P Dow Jones Indices has no obligation to take the needs of Aspida or the owners of Aspida’s Product(s) into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Aspida’s Product(s) or the timing of the issuance or sale of Aspida’s Product(s) or in the determination or calculation of the equation by which Aspida’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Aspida’s Product(s). There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ASPIDA, OWNERS OF THE ASPIDA'S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ASPIDA, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

[The [Aspida RILA Product Name] has been developed solely by Aspida Life Insurance Company. The product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE

ICC24CRS-RILA1015	Page 4

Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® Index (“the Index”) vest in the relevant LSE Group company which owns the Index. Russell 2000® is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE Fixed Income, LLC or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Index. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Index or the suitability of the Index for the purpose to which it is being put by Aspida Life Insurance Company.]

[The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Invesco QQQ Growth to track general stock market performance. The Corporations' only relationship to Aspida Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Invesco QQQ Growth which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Invesco QQQ Growth. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® OR ANY DATA INCLUDED THEREIN.

THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

[MSCI Disclosure]

ICC24CRS-RILA1015	Page 4